Item 77C.

1.

a.	A Special Meeting of Shareholders was held on March 24, 2011

b.	N/A

c.
To approve a new investment advisory agreement by and between the fund and Ascent Investment Advisors, LLC(The “Adviser”), pursuant to which the adviser will continue to act as investment adviser with respect to the assets of the fund on substantially the same terms as under the current investment advisory agreement, all as more fully described in the proxy statement.

No. of Shares	% of Outstanding Shares	% of Shares voted
Affirmative	375,222.499	76.105%	85.274%
Against	1,435.848	0.291%	0.326%
Abstain	63,363.605	12.852%	14.400%
TOTAL	440,021.952	89.248%	100.000%

d.	N/A

2.

a.	A Special Meeting of Shareholders was held on March 24, 2011

b.	N/A

c.
To approve an amendment to the Fund’s agreement and declaration of trust (the “Declaration”) to eliminate the classification of the Board of Trustees and to provide that all Trustees shall serve until the termination of the fund, or until such Trustee resigns or is removed.

No. of Shares	% of Outstanding Shares	% of Shares voted
Affirmative	374,381.827	75.935%	85.083%
Against	2,276.520	0.461%	0.517%
Abstain	63,363.605	12.852%	14.400%
TOTAL	440,021.952	89.248%	100.000%

d.	N/A

3.
a.	A Special Meeting of Shareholders was held on March 24, 2011

b.	Anthony J. Hertl, William C. Steward, Walter S. Schacht, James S. Vitalie, Randolph S. Lewis

c.	Vote on Trustees/Directors

No. of Shares voted	% of Outstanding Shares	% of Shares
Anthony J. Hertl	For	439,040.092	89.049%	99.777%
	Withheld	981.860	0.199%	0.223%
William C. Steward	For	439,040.092	89.049%	99.777%
	Withheld	981.860	0.199%	0.223%
Walter S. Schacht	For	439,040.092	89.049%	99.777%
	Withheld	981.860	0.199%	0.223%
James S. Vitalie	For	439,040.092	89.049%	99.777%
	Withheld	981.860	0.199%	0.223%
Randolph S. Lewis	For	439,040.092	89.049%	99.777%
	Withheld	981.860	0.199%	0.223%

d.	N/A

4.
a.	A Special Meeting of Shareholders was held on March 24, 2011

b.	N/A

c.	To approve the conversion of the fund from a closed-end interval investment company to an open-end investment company (The “Conversion”), all as more fully described in the proxy statement.

No. of Shares voted	% of Outstanding Shares	% of Shares
Affirmative	375,222.499	76.105%	85.274%
Against	1,435.848	0.291%	0.326%
Abstain	63,363.605	12.852%	14.400%
TOTAL	440,021.952	89.248%	100.000%

d.	N/A